UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2011

GRAFTECH INTERNATIONAL LTD.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13888	27-2496053
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employee Identification Number)

12900 Snow Road

Parma, Ohio 44130

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: 216-676-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 26, 2011, GrafTech International Ltd. (the “Company”) held its annual meeting of stockholders at the Company’s headquarters, located at 12900 Snow Road, Parma, Ohio, 44130 (the “Annual Meeting”). The final voting results for each of the proposals submitted to a vote of security holders at the Annual Meeting are set forth below.

Proposal 1. The election of eight members to the board of directors, each to serve until the 2012 annual meeting of stockholders and until his or her successor is duly elected and qualified or until their earlier death, resignation or removal.

	Votes For	Votes Withheld
Randy W. Carson	119,104,967	681,291
Mary B. Cranston	112,938,766	6,847,492
Harold E. Layman	119,076,279	709,979
Ferrell P. McClean	119,496,688	289,570
Nathan Milikowsky	117,301,749	2,484,509
Michael C. Nahl	118,205,259	1,580,999
Steven R. Shawley	119,527,553	258,705
Craig S. Shular	118,315,998	1,470,260

Proposal 2. Approval, by a non-binding advisory vote, of our executive compensation.

Votes For	Votes Against	Abstentions
111,523,070	1,889,092	6,374,096

Proposal 3. Recommendation, by a non-binding advisory vote, of how frequently we will have future advisory votes on our executive compensation – every one, two or three years.

One Year	Two Years	Three Years	Abstentions
107,219,631	764,227	5,324,755	6,477,645

Proposal 4. The ratification of the appointment of PricewaterhouseCoopers as the Company’s independent registered public accounting firm for the year ending December 31, 2011.

Votes For	Votes Against	Abstentions	Broker Non-Votes
131,200,131	392,397	15,474	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

GRAFTECH INTERNATIONAL LTD.

Date: May 27, 2011	By:	/s/ Craig S. Shular
Craig S. Shular Chief Executive Officer and President